[1] excluding the impact of the new revenue recognition standard [2] Sprint is the most improved network according to Ookla® as shown in Speedtest Intelligence® data1, and PCMag’s 2018 Fastest Mobile Networks. In both, the company’s year-over-year increase in national average download speeds outpaced the competitors, including an 87 percent lift reported in PCMag’s annual tests.

54.6 54.6 54.6 54.0 53.7 378 385 61 44 57 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 Net Additions - In Thousands End of Period - In Millions The company had 57,000 net additions in the current quarter compared with 61,000 in the year- ago period and 44,000 in the prior quarter. Sprint ended the quarter with 54.6 million connections, including 32.2 million postpaid, 9.0 million prepaid, and 13.4 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 123,000 during the quarter compared to net losses of 39,000 in the year-ago period and net additions of 39,000 in the prior quarter. The year-over-year increase was primarily driven by higher other device net additions and fewer tablet net losses, while the sequential increase was primarily driven by lower tablet net losses and higher phone net additions. The current quarter included 71,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 44,000 in the prior quarter.


Postpaid Net Additions (Losses)
In Thousands
(39)
168
256
39
123
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18


Postpaid Total Churn and Postpaid Phone Churn
1.65%
1.72%
1.80%
1.78%
1.63%
1.50%
1.59%
1.71%
1.68%
1.55%
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn of 1.55 percent compared to 1.50 percent in the year-ago period and 1.68 percent in the prior quarter. The sequential decrease was impacted by typical seasonality.

Postpaid total churn of 1.63 percent for the quarter compared to 1.65 percent in the year-ago period and 1.78 percent in the prior quarter. The sequential decrease was mostly impacted by seasonally lower phone churn.

Sprint Quarterly Investor Update – Fiscal 1Q18

Postpaid phone net additions of Postpaid Phone Net Additions In Thousands 87,000 compared to net additions of 88,000 in the year-ago period and 55,000 in the prior quarter. While net 279 additions were flat year-over-year, the sequential increase was mostly 184 due to lower churn, partially offset by lower gross additions. The 88 87 55 current quarter included 71,000 net migrations from prepaid to non- Sprint branded postpaid compared 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 to 44,000 in the prior quarter. Tablet and other device net additions of 36,000 in the quarter compared to net losses of 127,000 in the year-ago period and net losses of 16,000 in the prior quarter. The year-over-year increase was driven by sales of wearables, combined with lower tablet net losses. Sequentially, the decrease was driven by a decrease in tablet net losses. The current quarter included 64,000 tablet net losses, compared to 171,000 in the year-ago period and 130,000 in the prior quarter. Postpaid Connections Phones Tablets and Other Devices In Millions 32.1 32.2 31.5 31.7 31.9 5.3 5.3 5.3 5.3 5.3 26.2 26.4 26.6 26.8 26.9 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18

Customer Metrics | 7

Average postpaid connections per account of 2.87 at quarter end compared to 2.78 in the year-ago period and 2.85 in the prior quarter. The growth has been driven by higher phones per account, partially offset by tablet losses.


Average Postpaid Connections per Account
2.78
2.80
2.83
2.85
2.87
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Prepaid net additions of 3,000 during the quarter compared to 35,000 in the year-ago period and 170,000 in the prior quarter. The year-over-year decrease was due to 71,000 net migrations from prepaid to non-Sprint branded postpaid, partially offset by lower churn and higher gross additions in the Boost brand. Sequentially, the decrease was mostly driven by seasonally lower Boost brand gross additions.


Prepaid Churn
4.57%
4.83%
4.63%
4.30%
4.17%
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Prepaid churn was 4.17 percent compared to 4.57 percent for the year-ago period and 4.30 percent for the prior quarter. The year-over-year and sequential improvement was mostly due to lower churn rates in the Boost brand.

Wholesale & affiliate net losses were 69,000 in the quarter compared to net additions of 65,000 in the year-ago period and net losses of 165,000 in the prior quarter. The year-over-year decline was primarily impacted by lower connected device net additions, which generally have a lower ARPU than other wholesale & affiliate customers. Sequentially, the improvement was driven by lower churn.

Sprint Quarterly Investor Update – Fiscal 1Q18

Activations | 8

Retail activations were 5.6 million during the quarter compared to 6.0 million in the year-ago period and 6.1 million in the prior quarter. Year-over-year, the decrease was driven by lower postpaid and prepaid phone upgrades, partially offset by higher postpaid gross additions. Sequentially, the decrease was primarily driven by lower postpaid and prepaid phone upgrades as well as seasonally lower prepaid gross additions.


Retail Activations
In Millions
Postpaid
Prepaid
6.0
2.3
3.7
6.4
2.5
3.9
7.3
2.4
4.9
6.1
2.4
3.7
5.6
2.1
3.5
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
6.8%
6.7%
9.2%
6.4%
5.8%
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Postpaid upgrade rate was 5.8 percent during the quarter compared to 6.8 percent for the year-ago period and 6.4 percent for the prior quarter. Both the year-over-year and sequential decreases were impacted by overall industry trends of customers keeping devices longer, as well as fewer upgrade offer incentives.

Sprint Quarterly Investor Update – Fiscal 1Q18

Activations

| 9

Postpaid phone connections on unsubsidized service plans represented 82 percent of the base at the end of the quarter, compared to 76 percent in the year-ago period and 80 percent in the prior quarter.



Postpaid Phone Connections on Unsubsidized Service Plans
76%
78%
79%
80%
82%
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18



Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
89%
89%
89%
90%
89%
85%
85%
84%
84%
83%
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Postpaid carrier aggregation capable phones, which allow for higher download data speeds, were 93 percent of postpaid phones activated during the quarter, increasing the number of these phones within the phone base to 79 percent.

Postpaid device financing represented 83 percent of postpaid activations for the quarter compared to 85 percent for the year-ago period and 84 percent in the prior quarter. At the end of the quarter, 48 percent of the postpaid connection base was active on a leasing agreement compared to 39 percent in the year-ago quarter and 47 percent in the prior quarter.

Postpaid phone financing represented 89 percent of phone activations for the quarter compared to 89 percent for the year-ago period and 90 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 1Q18

Network | 10

With more than 200 MHz of sub-6 GHz spectrum, Sprint has the Network Built for Unlimited and made continued progress on executing its Next-Gen Network plan in the quarter.

- Completed thousands of tri-band upgrades and now has 2.5 GHz spectrum deployed on nearly two-thirds of its macro sites.
- Added thousands of new outdoor small cells and currently has more than 15,000 deployed including both mini-macros and strand mounts.
- Distributed more than 65,000 Sprint Magic Boxes, bringing the total to more than 260,000 nationwide.

Tri-Band Existing Sites
800 MHz, 1.9 GHz, 2.5 GHz
2.5 GHz deployed on nearly two-thirds of our macro sites

Outdoor Small Cells
More than 15K on air

Magic Box
Distributed more than 260K to date

Most Improved Year-Over-Year


87% Growth
38.4 Mbps
20.5 Mbps
2017
2018
PC
PCMAG.COM

National Average Download Speed

Reported from pcmag.com with permission. © 2018 Ziff Davis, LLC. All Rights Reserved.

These deployments are contributing to Sprint providing customers with a better network experience. In fact, Sprint is the most improved network according to Ookla as shown in Speedtest Intelligence data[1], and PCMag's 2018 Fastest Mobile Networks. In both, the company's year-over-year increase in national average download speeds outpaced the competitors, including an 87 percent lift reported in PCMag's annual tests.

Sprint's deployment of Massive MIMO radios, a key technology for 5G, is underway and the company continues to expect to launch the first mobile 5G network in the U.S. in the first half of 2019.


Sprint
5G

[1] http://www.speedtest.net/reports/united-states/

Sprint Quarterly Investor Update – Fiscal 1Q18

Revenue Recognition Changes The company adopted ASU 2014-09, Three months ended June 30, 2018 “Revenue from Contracts with As Reported - Previous Customers (Topic 606)” as of April 1, New Revenue Revenue Difference 2018 ("new revenue standard"). A (in millions) Standard Standard summary of the financial impact of the Net operating revenues income statement adjustments under Service revenue $ 5,740 $ 5,883 $ (143) Equipment sales 1,173 892 281 the new standard, as compared to the Equipment rentals 1,212 1,228 (16) previous revenue standard, are reflected Total net operating revenues 8,125 8,003 122 in the table. Net operating expenses Cost of services 1,677 1,688 (11) The most significant impacts to the Cost of equipment sales 1,270 1,248 22 financial statement results are as follows: Cost of equipment rentals 124 124 - Selling, general and administrative 1,867 1,948 (81)  Consideration paid to customers or on Depreciation - network and other 1,023 1,023 - behalf of customers is included as a Depreciation - equipment rentals 1,136 1,136 - Amortization 171 171 - reduction of the total transaction Other, net 42 42 - price of customer contracts, resulting Total net operating expenses 7,310 7,380 (70) in a contract asset that is amortized to Operating income 815 623 192 service revenue over the term of the Total other expense (595) (595) - contract. As a result, the income Income before taxes 220 28 192 statement impact reflects an increase Income tax expense (47) (7) (40) in equipment sales offset by a Net income 173 21 152 reduction in wireless service revenue. Less: Net loss attributable to noncontrolling interests 3 3 - Under the previous standard, this Net income attributable to Sprint $ 176 $ 24 $ 152 consideration paid to customers or on behalf of customers was recognized as a reduction to equipment sales or Non-GAAP Financial Measures: as selling, general and administrative Adjusted EBITDA* $ 3,280 $ 3,088 $ 192 expense.  Costs to acquire a customer contract or for a contract renewal are now capitalized and amortized to selling, general and administrative expenses over the expected customer relationship period or length of the service contract, respectively. Under the previous standards, such commission costs were expensed as incurred.

Financials | 12

Net operating revenues of $8.1 billion for the quarter declined $32 million year-over-year and increased $42 million sequentially. Adjusting for the $122 million net positive impact from the new revenue standard, operating revenues would have declined $154 million year-over-year and $80 million sequentially. Both the year-over-year and sequential declines were driven by lower equipment sales and were mostly offset by higher equipment rentals. The year-over-year decline was also impacted by lower service revenue.


Net Operating Revenues
Dollars In Billions
New revenue standard impact
$8.2
$7.9
$8.2
$8.1
$8.1 Reported
$8.0
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18


Wireless Service Revenue
Dollars In Billions
New revenue standard impact
$5.7
$5.6
$5.6
$5.6
$5.6
$5.5 Reported
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Wireless Service Revenue [1]

GREW Sequentially

for the first time in more than four years

[1] excluding the impact of the new revenue standard

Wireless service revenue of $5.5 billion declined $264 million year-over-year and $113 million sequentially. Adjusting for the $143 million negative impact from the new revenue standard, wireless service revenue would have decreased $121 million year-over-year and increased $30 million sequentially. The year-over-year reduction was impacted by lower postpaid phone ARPU, partially offset by growth in the postpaid phone customer base. Sequentially the improvement was driven by an increase in both postpaid and prepaid service revenue.

Wireline revenue of $338 million for the quarter declined $95 million year-over-year and $6 million sequentially. The year-over-year decline was primarily driven by lower voice volumes, as the company continues to de-emphasize voice services.

Sprint Quarterly Investor Update – Fiscal 1Q18

Financials | 13

Postpaid Average Revenue Per User (ARPU) of $43.55 for quarter decreased 8 percent year-over-year and 2 percent sequentially. Adjusting for the $1.02 negative impact from the new revenue standard, ARPU would have declined $2.73 year-over-year and increased $0.17 sequentially. Year-over-year, the decrease was mostly driven by higher service promotions. Sequentially, the improvement was driven by subscribers rolling off promotional pricing and increased fees.


Postpaid Average Revenue Per User (ARPU)
New revenue standard impact
$47.30
$46.00
$45.13
$44.40
$44.57
$43.55
Reported
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Equipment sales of $1.2 billion decreased $14 million year-over-year and increased $92 million sequentially. Adjusting for the $281 million positive impact of the new revenue standard, equipment sales would have decreased $295 million year-over-year and $189 million sequentially. The year-over-year decrease was primarily driven by a lower mix of postpaid installment billing sales, as well as lower postpaid and prepaid sales volumes. Sequentially, the decrease was driven by lower postpaid and prepaid sales volumes. Sales of used devices to third parties, which have a corresponding impact to cost of equipment sales and are relatively neutral to Adjusted EBITDA*, continue to be in line with recent quarters.

Equipment rentals, formerly referred to as lease revenue, of $1.2 billion increased $313 million year-over-year and $76 million sequentially. Both the year-over-year and sequential growth were driven by the growing number of leasing customers.


Equipment Rentals
Dollars In Billions
$0.9
$1.0
$1.0
$1.1
$1.2
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Sprint Quarterly Investor Update – Fiscal 1Q18

Cost of services (CoS) of $1.7 Cost of Services billion for the quarter decreased Dollars In Billions $32 million year-over-year and increased $16 million sequentially. $1.7 $1.7 $1.7 $1.7 $1.7 The year -over-year decline was impacted by lower wireline network expenses. 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 Selling, general and administrative expenses (SG&A) of $1.9 billion for the quarter decreased by $71 million year-over-year and $161 million Selling, General, and Administrative New revenue sequentially. Adjusting for the $81 Dollars In Billions standard $2.1 impact million positive impact of the new $1.9 $2.0 $2.0 $1.9 revenue standard and $93 million of merger-related costs that did not $1.9 Reported impact adjusted EBITDA*, SG&A would have decreased $83 million year-over- year and $173 million sequentially. The year-over-year decline was mostly due to lower bad debt and marketing 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 expenses, while the sequential decline was mostly driven by lower marketing and sales expenses.

Financials | 15

Cost of equipment sales of $1.3 billion for the quarter decreased $275 million year-over-year and $217 million sequentially. The year-over-year decrease was primarily impacted by a lower mix of postpaid installment billing sales, as well as lower postpaid and prepaid sales volumes. Sequentially, the decrease was driven by lower postpaid and prepaid sales volumes.


Cost of Equipment Sales
Dollars In Billions
$1.5
$1.4
$1.7
$1.5
$1.3
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Cost of equipment rentals, formerly referred to as loss on leased devices, of $124 million for the quarter increased $12 million year-over-year and decreased $22 million sequentially.


Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.1
$0.2
$0.9
$1.0
$2.1
$0.2
$0.9
$1.0
$2.2
$0.2
$1.0
$1.0
$2.3
$0.2
$1.1
$1.0
$2.3
$0.2
$1.1
$1.0
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Depreciation and amortization expense of $2.3 billion for the quarter increased $276 million year-over-year and $71 million sequentially. The year-over-year and sequential increases were mostly due to higher equipment rentals depreciation expense.

Sprint Quarterly Investor Update – Fiscal 1Q18

Operating income of $815 million for Operating Income the quarter compared to $1.2 billion in Dollars In Billions the year-ago period and $236 million in New revenue standard the prior quarter. The current period $1.2 impact included a $192 million net positive impact from the new revenue $0.8 $0.7 Reported standard, $42 million in contract $0.6 termination, severance and lease exit $0.2 costs, and $93 million in merger- $0.6 related costs. The year-ago period included a pre-tax non-recurring net 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 gain of $364 million primarily related to spectrum swap exchanges with other Net income of $176 million for the quarter compared to carriers, a reduction of legal reserves $206 million in the year-ago period and $69 million in the related to favorable developments in prior quarter. The current period included a $152 million pending legal proceedings, and asset net positive impact from the new revenue standard. dispositions. The prior period included Adjusting for the tax-effected impacts of the items in the a $189 million loss from asset operating income section, net income would have been dispositions and $77 million in relatively flat year-over-year and approximately $185 severance, exit costs, and litigation million higher sequentially. settlements. Adjusting for the above items, operating income would have been relatively flat year-over-year and Adjusted EBITDA* was $3.3 billion for approximately $250 million higher the quarter compared to $2.9 billion sequentially. in the year-ago period and $2.8 billion in the prior quarter. Adjusting for the Adjusted EBITDA* New revenue $192 million net positive impact from standard Dollars In Billions impact the new revenue standard, adjusted $3.3 EBITDA* would have improved $235 Reported $2.9 $2.7 $2.7 $2.8 million year-over-year and $320 million sequentially. The year-over- $3.1 year improvement was mostly driven by higher equipment rentals and lower SG&A expenses, partially offset by lower service revenue. Sequential improvements were primarily driven by lower SG&A expenses and higher 1QFY17 2QFY17 3QFY17 4QFY17 1QFY18 equipment rentals.

Financials | 17

Net cash provided by (used in) operating activities^^ of $2.4 billion for the quarter compared to $1.9 billion in the year-ago period and $2.7 billion in the prior quarter. Year-over-year, the increase was primarily driven by higher Adjusted EBITDA* and favorable changes in working capital, while the sequential decrease was due to unfavorable working capital changes that were partially offset by higher Adjusted EBITDA*.


Net Cash Provided by (Used In) Operating Activities ^^
Dollars In Billions
$1.9
$2.8
$2.7
$2.7
$2.4
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18


Adjusted Free Cash Flow *^^
Dollars In Millions
$368
$420
$397
($240)
$8
1QFY17
2QFY17
3QFY17
4QFY17
1QFY18

Adjusted free cash flow*^^ of positive $8 million for the quarter compared to positive $368 million in the year-ago period and negative $240 million in the prior quarter. Year-over-year, the decrease was driven by higher capital spending on leased devices and lower net proceeds of financings related to receivables, partially offset by higher cash flows from operations. Sequentially, the increase was driven by higher net proceeds of financings related to receivables and partially offset by lower cash flows from operations and increased network capital spending.

Cash paid for network capital expenditures was $1.1 billion in the quarter compared to $1.2 billion in the year-ago period and $800 million in the prior quarter. Sequentially, the increase was driven by higher capital expenditures resulting from the company's ramp in spending on Next-Gen network initiatives.

^^ The Company adopted ASU 2016-15, "Statement of Cash Flows (Topic 230): *Classification of Certain Cash Receipts and Cash Payments*" as of January 1, 2018. Certain prior period amounts have been reclassified or restated in accordance with the new standard.

Sprint Quarterly Investor Update – Fiscal 1Q18

Liquidity and Debt Dollars In Billions $ 11.6 $0.4 $0.9 $1.9 $11.2 of General Purpose Liquidity $ 4.8 $8.4 $4.4 Liquidity as of Current Maturities** 06/30/18 Cash, Cash Equivalents, Short-Term Investments Revolver Receivables/Device Financing Vendor Financing Note Maturities Other ** Includes maturities due through June 2019. Total general purpose liquidity was $11.2 billion at the end of the quarter, including $8.4 billion of cash, cash equivalents and short-term investments. Additionally, the company has approximately $427 million of availability under vendor financing agreements that can be used toward the purchase of 2.5GHz network equipment.

excluding $11.3-$11.8B excluding leased devices the impact of the new revenue standard

Results Tables | 20

Wireless Operating Statistics (Unaudited)

	Quarter To Date		
	6/30/18	3/31/18	6/30/17
Net additions (losses) (in thousands)			
Postpaid [a]	123	39	(39)
Postpaid phone [a]	87	55	88
Prepaid [b]	3	170	35
Wholesale and affiliate [b]	(69)	(165)	65
Total wireless net additions	57	44	61
End of period connections (in thousands)			
Postpaid [a] [c] [d]	32,187	32,119	31,518
Postpaid phone [a] [c]	26,847	26,813	26,153
Prepaid [a] [b] [c]	9,033	8,989	8,719
Wholesale and affiliate [b] [c] [e]	13,347	13,517	13,461
Total end of period connections	54,567	54,625	53,698
Churn			
Postpaid	1.63%	1.78%	1.65%
Postpaid phone	1.55%	1.68%	1.50%
Prepaid	4.17%	4.30%	4.57%
Supplemental data - connected devices			
End of period connections (in thousands)			
Retail postpaid	2,429	2,335	2,091
Wholesale and affiliate	10,963	11,162	11,100
Total	13,392	13,497	13,191
ARPU [f]			
Postpaid	$ 43.55	$ 44.40	$ 47.30
Postpaid phone	$ 49.57	$ 50.44	$ 53.92
Prepaid	$ 36.27	$ 37.15	$ 38.24

NON-GAAP RECONCILIATION - ABPA* AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA*, and ABPU*)

	Quarter To Date		
	6/30/18	3/31/18	6/30/17
ABPA*			
Postpaid service revenue	$ 4,188	$ 4,270	$ 4,466
Add: Installment plan and non-operating lease billings	352	368	368
Add: Equipment rentals	1,212	1,136	899
Total for postpaid connections	$ 5,752	$ 5,774	$ 5,733
Average postpaid accounts (in thousands)	11,176	11,259	11,312
Postpaid ABPA* [g]	$ 171.57	$ 171.38	$ 168.95

	Quarter To Date		
	6/30/18	3/31/18	6/30/17
Postpaid phone ABPU*			
Postpaid phone service revenue	$ 3,977	$ 4,048	$ 4,214
Add: Installment plan and non-operating lease billings	307	324	332
Add: Equipment rentals	1,204	1,126	887
Total for postpaid phone connections	$ 5,488	$ 5,498	$ 5,433
Postpaid average phone connections (in thousands)	26,745	26,754	26,052
Postpaid phone ABPU* [h]	$ 68.41	$ 68.51	$ 69.51

(a) During the three-month period ended March 31, 2018, a non-Sprint branded postpaid offering was introduced allowing prepaid customers to purchase a device under our installment billing program. As a result of the extension of credit, approximately 167,000 prepaid subscribers were migrated from the prepaid subscriber base into the postpaid subscriber base. During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid.

(b) Sprint is no longer reporting Lifeline subscribers due to regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale Lifeline MVNOs.

(c) As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended March 31, 2018, 29,000 and 11,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended June 30, 2017, 17,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates.

(d) During the three-month period ended June 30, 2017, 2,000 Wi-Fi connections were adjusted from the postpaid subscriber base.

(e) On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue.

(f) ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.

(g) Postpaid ABPA* is calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

(h) Postpaid phone ABPU* is calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid phone connections during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

Sprint Quarterly Investor Update – Fiscal 1Q18

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date 6/30/18 3/31/18 6/30/17 Postpaid activations (in thousands) 3,473 3,737 3,668 Postpaid activations financed 83% 84% 85% Postpaid activations - operating leases 70% 70% 55% Installment plans Installment sales financed $ 213 $ 214 $ 553 Installment billings $ 325 $ 342 $ 368 Installment receivables, net $ 983 $ 1,149 $ 1,792 Equipment rentals and depreciation - equipment rentals Equipment rentals $ 1,212 $ 1,136 $ 899 Depreciation - equipment rentals $ 1,136 $ 1,060 $ 854 Leased device additions Cash paid for capital expenditures - leased devices $ 1,817 $ 1,928 $ 1,359 Leased devices Leased devices in property, plant and equipment, net $ 6,213 $ 6,012 $ 4,336 Leased device units Leased devices in property, plant and equipment (units in thousands) 15,169 14,543 12,223 Leased device and receivables financings net proceeds Proceeds $ 1,356 $ - $ 765 Repayments (1,070) (555) (273) Net proceeds (repayments) of financings related to devices and receivables $ 286 $ (555) $ 492 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions, except per share data) Quarter To Date 6/30/18 3/31/18 6/30/17 Net operating revenues Service revenue $ 5,740 $ 5,866 $ 6,071 Equipment sales 1,173 1,081 1,187 Equipment rentals 1,212 1,136 899 Total net operating revenues 8,125 8,083 8,157 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,677 1,661 1,709 Cost of equipment sales 1,270 1,487 1,545 Cost of equipment rentals (exclusive of depreciation below) 124 146 112 Selling, general and administrative 1,867 2,028 1,938 Depreciation - network and other 1,023 1,015 977 Depreciation - equipment rentals 1,136 1,060 854 Amortization 171 184 223 Other, net 42 266 (364) Total net operating expenses 7,310 7,847 6,994 Operating income 815 236 1,163 Interest expense (637) (576) (613) Other income (expense), net 42 (9) (52) Income (loss) before income taxes 220 (349) 498 Income tax (expense) benefit (47) 412 (292) Net income 173 63 206 Less: Net loss attributable to noncontrolling interests 3 6 - Net income attributable to Sprint Corporation $ 176 $ 69 $ 206 Basic net income per common share $ 0.04 $ 0.02 $ 0.05 Diluted net income per common share $ 0.04 $ 0.02 $ 0.05 Weighted average common shares outstanding 4,010 4,004 3,993 Diluted weighted average common shares outstanding 4,061 4,055 4,076 Effective tax rate 21.4% 118.1% 58.6% NON-GAAP RECONCILIATION - NET INCOME TO ADJUSTED EBITDA* (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Net income $ 173 $ 63 $ 206 Income tax expense (benefit) 47 (412) 292 Income (loss) before income taxes 220 (349) 498 Other (income) expense, net (42) 9 52 Interest expense 637 576 613 Operating income 815 236 1,163 Depreciation - network and other 1,023 1,015 977 Depreciation - equipment rentals 1,136 1,060 854 Amortization 171 184 223 EBITDA* (1) 3,145 2,495 3,217 Loss (gain) from asset dispositions, exchanges, and other, net (2) - 189 (304) Severance and exit costs (3) 8 67 - Contract terminations (4) 34 - (5) Merger costs (5) 93 - - Litigation and other contingencies (6) - 10 (55) Hurricanes (7) - 7 - Adjusted EBITDA* (1) $ 3,280 $ 2,768 $ 2,853 Adjusted EBITDA margin* 57.1% 47.2% 47.0% Selected items: Cash paid for capital expenditures - network and other $ 1,132 $ 780 $ 1,151 Cash paid for capital expenditures - leased devices $ 1,817 $ 1,928 $ 1,359

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Net operating revenues Service revenue Postpaid $ 4,188 $ 4,270 $ 4,466 Prepaid 982 989 999 Wholesale, affiliate and other 290 314 259 Total service revenue 5,460 5,573 5,724 Equipment sales 1,173 1,081 1,187 Equipment rentals 1,212 1,136 899 Total net operating revenues 7,845 7,790 7,810 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,429 1,401 1,412 Cost of equipment sales 1,270 1,487 1,545 Cost of equipment rentals (exclusive of depreciation below) 124 146 112 Selling, general and administrative 1,704 1,947 1,875 Depreciation - network and other 972 968 925 Depreciation - equipment rentals 1,136 1,060 854 Amortization 171 184 223 Other, net 37 258 (314) Total net operating expenses 6,843 7,451 6,632 Operating income $ 1,002 $ 339 $ 1,178 WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Operating income $ 1,002 $ 339 $ 1,178 Loss (gain) from asset dispositions, exchanges, and other, net (2) - 189 (304) Severance and exit costs (3) 3 59 (5) Contract terminations (4) 34 - (5) Litigation and other contingencies (6) - 10 - Hurricanes (7) - 7 - Depreciation - network and other 972 968 925 Depreciation - equipment rentals 1,136 1,060 854 Amortization 171 184 223 Adjusted EBITDA* (1) $ 3,318 $ 2,816 $ 2,866 Adjusted EBITDA margin* 60.8% 50.5% 50.1% Selected items: Cash paid for capital expenditures - network and other $ 1,019 $ 681 $ 965 Cash paid for capital expenditures - leased devices $ 1,817 $ 1,928 $ 1,359 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Net operating revenues $ 338 $ 344 $ 433 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 311 316 387 Selling, general and administrative 69 76 57 Depreciation and amortization 49 50 51 Other, net 5 9 5 Total net operating expenses 434 451 500 Operating loss $ (96) $ (107) $ (67) WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Operating loss $ (96) $ (107) $ (67) Loss from asset dispositions, exchanges, and other, net (2) - 1 - Severance and exit costs (3) 5 8 5 Depreciation and amortization 49 50 51 Adjusted EBITDA* $ (42) $ (48) $ (11) Adjusted EBITDA margin* -12.4% -14.0% -2.5% Selected items: Cash paid for capital expenditures - network and other $ 51 $ 34 $ 62 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Operating activities Net income $ 173 $ 63 $ 206 Depreciation and amortization 2,330 2,259 2,054 Provision for losses on accounts receivable 57 50 102 Share-based and long-term incentive compensation expense 40 45 41 Deferred income tax expense (benefit) 39 (412) 282 Gains from asset dispositions and exchanges - - (479) Loss on early extinguishment of debt - - 66 Amortization of long-term debt premiums, net (33) (33) (51) Loss on disposal of property, plant and equipment 124 335 293 Deferred purchase price from sale of receivables (170) (231) (375) Other changes in assets and liabilities: Accounts and notes receivable 273 157 (53) Inventories and other current assets 421 175 181 Accounts payable and other current liabilities (766) 121 (474) Non-current assets and liabilities, net (197) 11 73 Other, net 139 113 58 Net cash provided by operating activities 2,430 2,653 1,924 Investing activities Capital expenditures - network and other (1,132) (780) (1,151) Capital expenditures - leased devices (1,817) (1,928) (1,359) Expenditures relating to FCC licenses (59) (23) (13) Change in short-term investments, net (1,654) (2,181) 1,095 Proceeds from sales of assets and FCC licenses 133 160 101 Proceeds from deferred purchase price from sale of receivables 170 231 375 Other, net (10) 2 (1) Net cash used in investing activities (4,369) (4,519) (953) Financing activities Proceeds from debt and financings 1,370 5,456 902 Repayments of debt, financing and capital lease obligations (1,415) (1,359) (2,121) Debt financing costs (248) (74) - Call premiums paid on debt redemptions - (2) (129) Other, net (2) 9 (15) Net cash (used in) provided by financing activities (295) 4,030 (1,363) Net (decrease) increase in cash, cash equivalents and restricted cash (2,234) 2,164 (392) Cash, cash equivalents and restricted cash, beginning of period 6,659 4,495 2,942 Cash, cash equivalents and restricted cash, end of period $ 4,425 $ 6,659 $ 2,550 RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) Quarter To Date 6/30/18 3/31/18 6/30/17 Net cash provided by operating activities $ 2,430 $ 2,653 $ 1,924 Capital expenditures - network and other (1,132) (780) (1,151) Capital expenditures - leased devices (1,817) (1,928) (1,359) Expenditures relating to FCC licenses, net (59) (23) (13) Proceeds from sales of assets and FCC licenses 133 160 101 Proceeds from deferred purchase price from sale of receivables 170 231 375 Other investing activities, net (3) 2 (1) Free cash flow* $ (278) $ 315 $ (124) Net proceeds (repayments) of financings related to devices and receivables 286 (555) 492 Adjusted free cash flow* $ 8 $ (240) $ 368

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 6/30/18 3/31/18 ASSETS Current assets Cash and cash equivalents $ 4,378 $ 6,610 Short-term investments 4,008 2,354 Accounts and notes receivable, net 3,492 3,711 Device and accessory inventory 622 1,003 Prepaid expenses and other current assets 895 575 Total current assets 13,395 14,253 Property, plant and equipment, net 20,538 19,925 Costs to acquire a customer contract 1,294 - Goodwill 6,586 6,586 FCC licenses and other 41,368 41,309 Definite-lived intangible assets, net 2,245 2,465 Other assets 1,023 921 Total assets $ 86,449 $ 85,459 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 3,143 $ 3,409 Accrued expenses and other current liabilities 3,658 3,962 Current portion of long-term debt, financing and capital lease obligations 4,846 3,429 Total current liabilities 11,647 10,800 Long-term debt, financing and capital lease obligations 35,771 37,463 Deferred tax liabilities 7,704 7,294 Other liabilities 3,382 3,483 Total liabilities 58,504 59,040 Stockholders' equity Common stock 40 40 Treasury shares, at cost (4) - Paid-in capital 27,938 27,884 Retained earnings (accumulated deficit) 236 (1,255) Accumulated other comprehensive loss (317) (313) Total stockholders' equity 27,893 26,356 Noncontrolling interests 52 63 Total equity 27,945 26,419 Total liabilities and equity $ 86,449 $ 85,459 NET DEBT* (NON-GAAP) (Unaudited) (Millions) 6/30/18 3/31/18 Total debt $ 40,617 $ 40,892 Less: Cash and cash equivalents (4,378) (6,610) Less: Short-term investments (4,008) (2,354) Net debt* $ 32,231 $ 31,928 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79

Results Tables | 27

SCHEDULE OF DEBT (Unaudited)
(Millions)

ISSUER	MATURITY	6/30/18 PRINCIPAL
Sprint Corporation		
7.25% Senior notes due 2021	09/15/2021	$ 2,250
7.875% Senior notes due 2023	09/15/2023	4,250
7.125% Senior notes due 2024	06/15/2024	2,500
7.625% Senior notes due 2025	02/15/2025	1,500
7.625% Senior notes due 2026	03/01/2026	1,500
Sprint Corporation		12,000
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC		
3.36% Senior secured notes due 2021	09/20/2021	2,843
4.738% Senior secured notes due 2025	03/20/2025	2,100
5.152% Senior secured notes due 2028	03/20/2028	1,838
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC		6,781
Sprint Communications, Inc.		
Export Development Canada secured loan	12/12/2019	300
9% Guaranteed notes due 2018	11/15/2018	1,753
7% Guaranteed notes due 2020	03/01/2020	1,000
7% Senior notes due 2020	08/15/2020	1,500
11.5% Senior notes due 2021	11/15/2021	1,000
9.25% Debentures due 2022	04/15/2022	200
6% Senior notes due 2022	11/15/2022	2,280
Sprint Communications, Inc.		8,033
Sprint Capital Corporation		
6.9% Senior notes due 2019	05/01/2019	1,729
6.875% Senior notes due 2028	11/15/2028	2,475
8.75% Senior notes due 2032	03/15/2032	2,000
Sprint Capital Corporation		6,204
Credit facilities		
PRWireless secured term loan	06/28/2020	182
Secured equipment credit facilities	2020 - 2021	462
Secured term loan	02/03/2024	3,950
Credit facilities		4,594
Accounts receivable facility	2020	2,697
Financing obligations	2021	139
Capital leases and other obligations	2018 - 2026	507
Total principal		40,955
Net premiums and debt financing costs		(338)
Total debt		$ 40,617

Sprint Quarterly Investor Update – Fiscal 1Q18

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions, except per share data) Three Months Ended June 30, 2018 Balances without adoption As reported of Topic 606 Change Net operating revenues Service revenue $ 5,740 $ 5,883 $ (143) Equipment sales 1,173 892 281 Equipment rentals 1,212 1,228 (16) Total net operating revenues 8,125 8,003 122 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,677 1,688 (11) Cost of equipment sales 1,270 1,248 22 Cost of equipment rentals (exclusive of depreciation below) 124 124 - Selling, general and administrative 1,867 1,948 (81) Depreciation - network and other 1,023 1,023 - Depreciation - equipment rentals 1,136 1,136 - Amortization 171 171 - Other, net 42 42 - Total net operating expenses 7,310 7,380 (70) Operating income 815 623 192 Total other expense (595) (595) - Income before income taxes 220 28 192 Income tax expense (47) (7) (40) Net income 173 21 152 Less: Net loss attributable to noncontrolling interests 3 3 - Net income attributable to Sprint Corporation $ 176 $ 24 $ 152 Basic net income per common share $ 0.04 $ 0.01 $ 0.03 Diluted net income per common share $ 0.04 $ 0.01 $ 0.03 Weighted average common shares outstanding 4,010 4,010 - Diluted weighted average common shares outstanding 4,061 4,061 -

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) June 30, 2018 Balances without adoption As reported of Topic 606 Change ASSETS Current assets Accounts and notes receivable, net $ 3,492 $ 3,404 $ 88 Device and accessory inventory 622 644 (22) Prepaid expenses and other current assets 895 557 338 Costs to acquire a customer contract 1,294 - 1,294 Other assets 1,023 919 104 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accrued expenses and other current liabilities $ 3,658 $ 3,690 $ (32) Deferred tax liabilities 7,704 7,298 406 Other liabilities 3,382 3,413 (31) Stockholders' equity Retained earnings (accumulated deficit) 236 (1,223) 1,459 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as revenue from equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three-month period ended June 30, 2018, we leased devices through our Sprint direct channels totaling approximately $1,163 million, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable. (2) During the fourth and first quarters of fiscal year 2017, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. Additionally, the company recorded a pre-tax non-cash gain related to spectrum swaps with other carriers. (3) During the first quarter of fiscal year 2018 and fourth quarter of fiscal year 2017, severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (4) During the first quarter of fiscal year 2018, contract termination costs are primarily due to the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances. During the first quarter of fiscal year 2017, we recorded a $5 million gain due to reversal of a liability recorded in relation to the termination of our relationship with General Wireless Operations, Inc. (Radio Shack). (5) During the first quarter of fiscal year 2018, we recorded $93 million of merger costs due to the proposed Business Combination Agreement with T- Mobile. (6) During the fourth and first quarters of fiscal year 2017, litigation and other contingencies consist of reductions associated with legal settlements or favorable developments in pending legal proceedings. In addition, the first quarter of fiscal year 2017 includes non-recurring charges of $51 million related to a regulatory fee matter. (7) During the fourth quarter of fiscal year 2017 we recorded estimated hurricane-related charges of $7 million, consisting of incremental roaming costs, network repairs and replacements.

* FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly *FINANCIAL MEASURES used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average postpaid customer billings per account as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid account each month. Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average postpaid phone customer billings as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.6 million connections as of June 30, 2018 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.